Exhibit 99.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10–Q for the quarter ended June 30, 2002 (the “Form 10–Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10–Q fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: August 14, 2002	/s/ Joseph P. Caruso Joseph P. Caruso President and Chief Executive Officer

Dated: August 14, 2002	/s/ Joseph P. Caruso Joseph P. Caruso Acting Principal Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.